Exhibit 23.8

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the BP Midstream Partners LP 2017 Long Term Incentive Plan of our report dated February 22, 2017, with respect to the financial statements of Mars Oil Pipeline Company for the year ended December 31, 2016, included in the Registration Statement (Form S-1 No. 333-220407), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

October 30, 2017